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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-40269) of our reports dated October 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of MKS Instruments, Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data."


                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

December 19, 1997